Exhibit 99.1

BRIGGS & STRATTON CORPORATION ANNOUNCES

NEW CHAIRMAN AND ELECTION OF A NEW DIRECTOR

Milwaukee, August 11, 2010/PR Newswire/Briggs & Stratton Corporation (NYSE:BGG):

Briggs & Stratton Corporation today announced that its Board of Directors has unanimously elected Todd J. Teske as Chairman of the Board and James E. Humphrey as a director of the company effective upon conclusion of the 2010 annual meeting of shareholders, which is currently scheduled for October 2010. They succeed John S. Shiely, who will be retiring as Chairman and a director at that time.

Mr. Teske is currently President & CEO and a director of the company. His new title will be Chairman, President & CEO. Mr. Humphrey will serve as a member of the class of directors whose terms of office expire in 2012, filling the vacancy created by Mr. Shiely’s retirement. Mr. Humphrey is Chairman and Chief Executive Officer of Andersen Corporation, a privately owned business that is North American’s largest window and door manufacturer.

CONTACT: David J. Rodgers, Senior Vice President and Chief Financial Officer, Briggs & Stratton Corporation, 414-259-5333 (BGG)